Exhibit 5.2

December 20, 2010
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
     Re:     Sprint Nextel Corporation — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Sprint Nextel Corporation, a Kansas corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of Series 1 common stock, $2.00 par value per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, with the same or various maturities, at par or at a discount, certain of which may be convertible into or exchangeable for Common Stock; (iii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), in one or more series certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iv) purchase contracts to purchase Common Stock, Debt Securities, Preferred Stock or any other securities as shall be designated at the time of the offering at a future date or dates (the “Purchase Contracts”), which may be issued separately or as a part of units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties securing the obligations to purchase or sell the relevant securities under the Purchase Contracts (the “Units”); (v) warrants to purchase any combination of Debt Securities, Common Stock, Preferred Stock or other securities as shall be designated by the Company at the time of offering (the “Warrants”); and (vi) depositary shares representing receipts for fractional interests in Preferred Stock as shall be designated by the Company at the time of offering (the “Depositary Shares”), in each case as contemplated by the Company’s Registration Statement on Form S-3 (the “Registration Statement”) which is to be filed with the Securities and Exchange Commission (the “Commission”) and to which this opinion has been filed as an exhibit. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with this opinion, we have examined:

Sprint Nextel Corporation
December 20, 2010

(1)	the Company’s amended and restated articles of incorporation, certified to be true and correct by the Kansas Secretary of State on November 8, 2010 and certified to be current and complete as of the date hereof by the Assistant Secretary of the Company (the “Articles of Incorporation”);

(2)	the Company’s amended and restated bylaws, certified to be correct and complete and in full force and effect by the Assistant Secretary of the Company (the “Bylaws”);

(3)	resolutions approved by the Board of Directors of the Company on November 3, 2010, certified to be correct and complete and in full force and effect by the Assistant Secretary of the Company;

(4)	resolutions adopted by Finance Committee of the Board of Directors of the Company on November 2, 2010, certified to be correct and complete and in full force and effect by the Assistant Secretary of the Company;

(5)	a certificate from the Kansas Secretary of State indicating that the Company is in good standing in Kansas as of December 17, 2010;

(6)	a certificate of the Assistant Secretary of the Company; and

(7)	the Registration Statement.
     Based on the assumptions, qualifications and limitations set forth below, we are of the opinion that:
     1. The shares of Common Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.
     2. The shares of the Preferred Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.
     3. The Depositary Shares being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Company.
     4. The Debt Securities being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Company.
     5. The Warrants being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Company.

Sprint Nextel Corporation
December 20, 2010

     6. The Purchase Contracts being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Company.
     7. The Units being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Company.
     In rendering the foregoing opinions, we have assumed the genuineness of all signatures; the authenticity of original documents and the conformity of all documents submitted to us as copies; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and the legal competence and capacity of natural persons. We have also assumed that:
     (i) the Registration Statement, and any post-effective amendments thereto, will have become effective and will remain effective through the date of issuance of any Securities;
     (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent not already described in the prospectus included in the Registration Statement and to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission;
     (iii) the definitive terms of each class and/or series of Securities consisting of capital stock or Debt Securities and the terms of the sale thereof will have been established and issued in accordance with (a) resolutions duly adopted by the Company’s Board of Directors (or a duly authorized committee thereof) and in full force and effect at all times at which such Securities are offered or sold by the Company and (b) the Company’s Articles of Incorporation and Bylaws;
     (iv) the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and applicable prospectus supplement, the issuance of Securities is not prohibited under any agreement which is binding upon the Company;
     (v) the Securities will be executed by a duly authorized officer of the Company and will be delivered by a duly authorized officer or agent of the Company;
     (vi) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and, with respect to the issuance of capital stock, in a number that does not exceed the number of shares of those Securities then authorized under the Company’s Articles of Incorporation and not issued or otherwise reserved for issuance by the Company for other purposes;
     (vii) the Company will have received lawful consideration for the Securities, having in the case of shares of capital stock a value not less than their par value, as determined by the

Sprint Nextel Corporation
December 20, 2010

Company’s Board of Directors (or a duly authorized committee thereof ) or as set forth in the Company’s Articles of Incorporation;
     (viii) with respect to our opinion in paragraph 2, the Company issues and delivers the shares after the filing with the Secretary of State of the State of Kansas of a certificate of designations amending the Company’s Articles of Incorporation and establishing the designations, preferences and rights of the class or series of Preferred Stock being issued;
     (ix) with respect to our opinion in paragraph 3, the Depositary Shares are issued, executed and delivered (a) after due authorization, execution and delivery of the deposit agreement relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”), (b) after the Company deposits with the Depositary shares of Preferred Stock that are duly authorized, validly issued and fully paid and that are to be represented by such Depositary Shares, and (c) by the Depositary all in accordance with the provisions of the Deposit Agreement;
     (x) with respect to our opinion in paragraph 5, (a) the warrant agreement relating to the Warrants (“Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent will have been duly authorized, executed and delivered by the Company and (b) the Warrants are duly executed and delivered by the Company in accordance with the provisions of the Warrant Agreement;
     (xi) with respect to our opinion in paragraph 6, (a) the purchase contract agreement relating to the Purchase Contracts (“Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent will have been duly authorized, executed and delivered by the Company and (b) the Purchase Contracts are duly executed and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement;
     (xii) with respect to our opinion in paragraph 7, (a) the unit agreement relating to the Units (“Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent will have been duly authorized, executed and delivered by the Company and (b) the Units are duly executed and delivered by the Company in accordance with the provisions of the Unit Agreement;
     (xiii) any Securities issuable upon conversion, exchange, or exercise of any other Securities, will have been duly authorized and, in the case of capital stock, reserved for issuance from the applicable class of capital stock of the Company, in each case in a number that does not exceed the number of shares of such class of capital stock then authorized under the Company’s Articles of Incorporation and not issued or otherwise reserved for issuance by the Company for other purposes; and

Sprint Nextel Corporation
December 20, 2010

     (xiv) with respect to any Securities consisting of any series of Debt Securities, (a) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee will have been qualified under the Trust Indenture Act of 1939; (b) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by the Company’s Board of Directors (or a duly authorized committee thereof); and (c) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
     In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the laws of the State of Kansas, and we express no opinion as to the effect of the laws of any other jurisdiction. Please note that we are opining only as to matters set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing facts, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect the matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Polsinelli Shughart PC under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Polsinelli Shughart PC
Polsinelli Shughart PC